Exhibit 99.1

Sidus Space Announces 1-for-100 Reverse Stock Split

CAPE CANAVERAL, FL, December 18, 2023 – Sidus Space, Inc. (“Sidus” or the “Company”) (NASDAQ:SIDU), a multi-faceted Space and Data-as-a-Service company, today announced that it will effect a 1-for-100 reverse stock split of its issued and outstanding shares of common stock. The reverse stock split was previously approved by Sidus stockholders with the final ratio determined by the Company’s Board of Directors. The reverse stock split will become effective at 4:01 p.m. Eastern time on December 19, 2023. Commencing with the opening of trading on The Nasdaq Capital Market (“Nasdaq”) on December 20, 2023, the Company’s common stock will trade on a post-split basis under its existing trading symbol “SIDU.”.

Following the reverse stock split, the CUSIP number for the Company’s common stock will be 826165201. As a result of the reverse stock split, every 100 shares of issued and outstanding common stock will be exchanged for 1 share of common stock, with any fractional shares being rounded up to the next higher whole share. Immediately after the reverse stock split becomes effective, the Company will have approximately 864,104 shares of Class A common stock issued and outstanding. In addition, a proportionate adjustment will be made to outstanding equity-based awards and other equity rights.

The reverse stock split is primarily intended to bring the Company into compliance with Nasdaq’s $1.00 per share minimum bid price requirement for continued listing; however, no assurance can be given that such reverse stock split will enable the Company to regain compliance with the Nasdaq minimum bid price requirement.

About Sidus Space

Sidus Space (NASDAQ: SIDU) is a multi-faceted Space and Data-as-a-Service company focused on mission-critical hardware manufacturing; multi-disciplinary engineering services; satellite design, production, launch planning, mission operations; and in-orbit support. The Company is located in Cape Canaveral, Florida, where it operates from a 35,000-square-foot manufacturing, assembly, integration, and testing facility focused on vertically integrated Space-as-a-Service solutions including end-to-end satellite support.

Sidus Space has a mission of Bringing Space Down to Earth™ and a vision of enabling space flight heritage status for new technologies while delivering data and predictive analytics to domestic and global customers. Any corporation, industry, or vertical can start their journey off-planet with Sidus Space’s rapidly scalable, low-cost satellite services, space-based solutions, and testing alternatives. More than just a “Satellite-as-a-Service” provider, Sidus Space is a trusted Mission Partner–from concept to Low Earth Orbit and beyond. Sidus Space is ISO 9001:2015, AS9100 Rev. D certified, and ITAR registered.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2022, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

Investor Relations

Valter Pinto or Jack Perkins
KCSA Strategic Communications
sidus@kcsa.com
(212) 896-1254

Media

Pam Davis

Sidus Space

mediateam@sidusspace.com

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